Exhibit 10.6
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of January 17, 2008, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement defined below (the “Lenders”), and CITIBANK, N.A., as Administrative Agent.
BACKGROUND
     A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 23, 2007 (the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
     B. The Borrower, the Lenders and the Administrative Agent desire to make certain amendments to the Credit Agreement.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
     1. AMENDMENTS.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:
     “Term Credit Agreement” means that certain Term Credit Agreement, dated as of January 17, 2008, among the Borrower, Citibank, as administrative agent, and the lenders party thereto.
     “Term Credit Agreement Collateral Documents” means the Collateral Documents as defined in the Term Credit Agreement.
     “Term Credit Agreement Obligations” has the meaning specified in Section 10.20.
     (b) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Interest Payment Date” to read as follows:
     “Interest Payment Date” means, (a) as to any Loan other than a Alternate Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Maturity Date or Term Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and the Revolving Maturity Date or Term Maturity Date, as applicable.
     (c) Section 6.01(b) of the Credit Agreement is hereby amended to read as follows:

     (b) as soon as available, but in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year (and within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year) of the Borrower (commencing with the Fiscal Quarter ended June 30, 2007), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations, and consolidated cash flows for such Fiscal Quarter (other than consolidated cash flows, which shall be on a year-to-date basis) and for the portion of the Borrower’s Fiscal Year then ended, setting forth, to the extent the information is available to the Borrower, in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries;
     (d) Section 7.01 of the Credit Agreement is hereby amended by (i) deleting “and” after the end of clause (p) thereof, (ii) deleting “.” at the end of clause (q) thereof and adding “; and” in lieu thereof, and (iii) adding the following new clause (r) at the end thereof:
     (r) Liens granted pursuant to the Term Credit Agreement Collateral Documents.
     (e) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting “and” after the end of clause (g) thereof, (ii) deleting “.” at the end of clause (h) thereof and inserting “; and” in lieu thereof, and (iii) adding the following new clause (i) at the end thereof:
     (i) Indebtedness in respect of the Term Credit Agreement and any other Loan Documents (as defined in the Term Credit Agreement).
     (f) Section 8.01 of the Credit Agreement is hereby amended by (i) deleting “or” after the end of clause (j) thereof, (ii) deleting “.” after the end of clause (k) thereof and inserting ”; or” in lieu thereof, and (iii) adding the following new clause (l) at the end thereof:
     (l) Term Credit Agreement. An Event of Default (as defined in the Term Credit Agreement) shall occur.
(g) The initial paragraph of Section 8.03 is hereby amended to read as follows:
Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, subject to Section 10.20:

     (h) Article X of the Credit Agreement is hereby amended by adding a new Section 10.20 thereto to read as follows:
     Section 10.20. Term Credit Agreement. The parties hereto acknowledge that the Liens now or hereafter granted pursuant to the Collateral Documents and the Secured Obligations with respect to this Agreement and the other Loan Documents and the Liens (as defined in the Term Credit Agreement) and the Secured Obligations (as defined in he Term Credit Agreement) and defined herein as the “Term Credit Agreement Obligations” are pari passu and of equal ranking, and notwithstanding anything herein (including Section 8.03) or in the Term Credit Agreement to the contrary, and proceeds received from the Collateral and the Guaranties (as defined in each of this Agreement and the Term Credit Agreement) shall be applied to the Secured Obligations and the Term Credit Agreement Obligations pro rata in proportion to the respective outstanding amounts of the Secured Obligations and the Term Credit Agreement Obligations.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments set forth in the foregoing Section 1:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) the Borrower has full power and authority to execute and deliver this First Amendment, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to an implied covenant of good faith and fair dealing and except as rights to indemnity may be limited by federal or state securities laws;
     (d) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (not already obtained), is required for the execution, delivery or performance by (i) the Borrower of this First Amendment or (ii) the acknowledgment of this First Amendment by any Guarantor, other than those already obtained or made; and
     (e) all of the conditions precedent to the advance of the term loan under the Term Credit Agreement shall have been satisfied.
     3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of January 17, 2008 subject to the following:

     (a) the representations and warranties set forth in Section 2 of this First Amendment shall be true and correct;
     (b) the Administrative Agent shall have received a certified resolution of the board of directors of the Borrower authorizing (i) the execution and delivery of this First Amendment and (ii) the performance of the Credit Agreement, as amended by this First Amendment.
     (c) the Administrative Agent shall have received counterparts of this First Amendment executed by the Lenders; and
     (d) the Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower and acknowledged by each Guarantor.
     4. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this First Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this First Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.
5. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon and during the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected by this First Amendment.
     (b) Except as expressly set forth herein, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Borrower or the Administrative Agent or the Lender under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.
     6. COSTS AND EXPENSES. The Borrower shall be obligated to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder.
     7. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state (provided that each party shall retain all rights arising under federal law), and shall be binding upon the parties hereto and their respective successors and assigns.
     9. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Chief Financial Officer

CITIBANK, N.A., as Administrative Agent and Lender
By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Vice President

ACKNOWLEDGED AND AGREED:
POWERSECURE, INC.
POWERSERVICES, INC.
ENERGYLITE, INC.
UTILITYENGINEERING, INC.
UTILITYDESIGN, INC.
MARCUM GAS TRANSMISSION, INC.
REID’S TRAILER, INC.
EFFICIENTLIGHTS, LLC
SOUTHERN FLOW COMPANIES, INC.
METRETEK, INCORPORATED

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Chief Financial Officer for all